                                                                   EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT


                                    State Under           Percent of Stock
        Name of                    Laws of Which         Owned Beneficially
       Subsidiary                    Organized             by the Company
       ----------                    ---------             --------------
Multi-Media Services, Inc.          California                  100%

VDI MultiMedia, Inc.                  Delaware                  100%